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                                                                    EXHIBIT 23.2



Independent Auditors' Consent


We consent to incorporation by reference in Registration Statement Nos.333-88455, 333-88457, and 333-88473 of Community Bancorp Inc. on Form S-8 of our report dated March 6, 2000, appearing in the Annual Report on Form 10-KSB of Community Bancorp Inc., for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 29, 2000